UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  January 26, 2015

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Sub-item (e) of Item 5.02:

(e)  On January 26, 2015, the Compensation Committee of the Board of Directors of ITT Educational Services, Inc. (the “Company”) reviewed the results of the eight 2014 management objectives (the “2014 Management Objectives”) under the Company’s short-term compensation element of executive compensation previously established by the Compensation Committee.  Based on its determination of the extent to which each of the 2014 Management Objectives was accomplished by the Company’s named executive officers in 2014, the Compensation Committee approved the payment of a short-term compensation amount in cash to each of the Company's named executive officers.  The named executive officers are those executive officers of the Company who were included as such in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders.  The approved payment amounts are as follows:

Named Executive Officer	2014 Short-Term Compensation Amount
Kevin M. Modany	$721,067
Eugene W. Feichtner	$245,000
Daniel M. Fitzpatrick	$234,325
June M. McCormack	$149,674
Glenn E. Tanner	$140,112

The Compensation Committee also approved an additional bonus payment of $100,000 to Mr. Fitzpatrick in recognition of his significant efforts and time spent on Company matters in 2014.

On January 26, 2015, the Compensation Committee of the Company’s Board of Directors established a short-term compensation element for the Company’s executive officers (other than Mr. Modany, who is not a participant in the short-term compensation element for 2015 as a result of his previously-announced planned resignation) that will be payable in early 2016, if certain management objectives (the “2015 Management Objectives”) are accomplished during 2015.  The 2015 Management Objectives and their relative weightings are as follows:

	Management Objectives	Weight
1.	Resolve certain outstanding legal and regulatory matters involving the Company.	20%

2.	Optimize the total number of contact hours in the first academic quarter of the ITT Technical Institutes’ program offerings.	20%

3.	Effect matters relating to the third-party loan servicing organizations for the private education loan programs.	15%

4.	Improve the 2015 ITT Technical Institute quarterly student evaluation average score.	15%

5.	Reduce the current and future carrying cost and collateralization of the letter of credit that the Company is required to post for the benefit of the U.S. Department of Education.	10%

6.	Improve the average NCLEX score of the 2015 graduates of the Breckinridge School of Nursing and Health Sciences nursing program.	10%

7.	Acquire a training company to support strategic initiatives associated with The Center for Professional Development at ITT Technical Institute.	5%

8.	Obtain requisite federal, state and accrediting commission authorizations for the ITT Technical Institutes to offer a dual high school diploma and associate degree program.	5%

The determination of the extent to which the 2015 Management Objectives are accomplished by the Company’s executive officers will be made by the Compensation Committee in early 2016.  The Committee intends to assign zero to five points to each 2015 Management Objective based on the extent to which the Committee determines the objective was accomplished.  The following table sets forth the maximum short-term compensation percentage that is associated with the total weighted points that are assigned to the 2015 Management Objectives by the Compensation Committee:

Total Weighted Points	Maximum Short-Term Compensation Percentage
4.76 - 5.00	200.0%
4.51 - 4.75	187.5%
4.26 - 4.50	175.0%
4.01 - 4.25	162.5%
3.76 - 4.00	150.0%
3.51 - 3.75	137.5%
3.26 - 3.50	125.0%
3.01 - 3.25	112.5%
2.76 - 3.00	100.0%
2.51 - 2.75	87.5%
2.26 - 2.50	75.0%
2.01 - 2.25	62.5%
1.76 - 2.00	50.0%
1.51 - 1.75	41.7%
1.26 - 1.50	33.3%
1.00 - 1.25	25.0%

To determine the maximum short-term compensation amount that an executive officer may receive, the maximum short-term compensation percentage (determined as described above) will be multiplied by a standard short-term compensation percentage of annualized base salary as of December 31, 2015, ranging from 32% to 100%, with the percentage depending on the officer’s position, and the result will be multiplied by the officer’s annualized base salary.  The following table sets forth the 2015 standard short-term compensation percentage of annualized base salary as of December 31, 2015 for each of the named executive officers (other than Mr. Modany):

Named Executive Officer	2015 Standard Short- Term Compensation Percentage of Annualized Base Salary
Eugene W. Feichtner	70%
Daniel M. Fitzpatrick	65%
June M. McCormack	60%
Glenn E. Tanner	60%

An executive officer’s actual short-term compensation payment, however, may be more or less than the officer’s potential short-term compensation as calculated as described above.  An executive officer’s actual short-term compensation amount will be based on the Compensation Committee’s discretionary assessment of the officer’s individual contribution toward accomplishing each 2015 Management Objective.  Any 2015 short-term compensation payment will be made in cash.  The Compensation Committee may, in its sole discretion, modify the terms of the short-term compensation element at any time before it is paid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2015

ITT Educational Services, Inc.

By:  /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
Administrative and Legal Officer